SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

(Date of Report) (Date of earliest event reported): February 29, 2016

PLANDAI BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51206	20-1389815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17 Hanover Square, London, England W1S 1BN

(Address of principal executive offices)

Registrant's telephone number, including area code: (917) 900-6829

2990 Litchfield Rd., Suite 5, Goodyear, AZ 85395

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2016, the Company accepted the resignation of Jamen Shively from the Board of Directors. There was no disagreement between Mr. Shively and the company associated with his resignation. The Company has not taken steps to fill the vacancy left by Mr. Shively’s resignation; however, the remaining board members may appoint someone fill the remainder of the term, which expires at the next annual meeting of shareholders. The Company provided Mr. Shively with a copy of this Form 8-K prior to the Company filing it. The Company also advised Mr. Shively that in the event he wished to, he could address a letter to the Company describing to what extent he agreed to disagreed with the disclosures made in this Form 8-K. Should the Company receive any such correspondence from Mr. Shively, it will amend this Form 8-K to include Mr. Shively’s correspondence.

On February 29, 2016, the Company terminated the employment of Jessica Gutierrez as Corporate Secretary and as Executive Vice President. There was no disagreement between Ms. Gutierrez and the company associated with her termination. The Company has not taken steps to appoint a new Executive Vice President and has no immediate plans to do so.

On February 29, 2016, the Company appointed Callum Cottrell Duffield to serve as Corporate Secretary. Mr. Cottrell Duffield is currently a Director of the Company, and Vice President of Sales and Marketing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document	Location
17.1	Letter from Jamen Shively dated February 19, 2016.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 2, 2016

PLANDAI BIOTECHNOLOGY, INC. By: /s/ Roger Duffield Roger Duffield Chief Executive Officer

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